UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

WATTS WATER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845
 (Address of Principal Executive Offices) (Zip Code)

(978) 688-1811
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2008, Watts Water Technologies, Inc. (the “Registrant”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing that on February 14, 2008 Paul A. Lacourciere resigned as Executive Vice President of Manufacturing of the Registrant effective as of February 29, 2008.  This amendment to the Original 8-K is being filed to report that on March 3, 2008 the Registrant received from Mr. Lacourciere a signed letter agreement dated February 14, 2008 regarding the terms of his resignation (the “Resignation Agreement”).

Pursuant to the Resignation Agreement, (i) Mr. Lacourciere will receive a lump sum severance payment in the amount of $395,825, which amount was calculated based on Mr. Lacourciere’s annual base salary of $223,000 plus a discretionary bonus for 2008 in the amount of $61,325, (ii) the Registrant will pay the cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), until August 30, 2009, if Mr. Lacourciere elects COBRA coverage, and (iii) the Registrant will provide Mr. Lacourciere with career transition services for a period of up to six months through a career consultant selected by Watts.  The Resignation Agreement contains a general release from Mr. Lacourciere, the effectiveness of which is subject to statutory review and revocation periods.  No severance payments or other benefits will be paid pursuant to the Resignation Agreement until the statutory revocation period has passed.  The Resignation Agreement also contains certain non-disparagement covenants and a covenant not to solicit for employment or hire any employee of Watts for a period of 18 months following Mr. Lacourciere’s resignation date.

Mr. Lacourciere is entitled to exercise the vested portion of his stock options to purchase up to 20,000 shares of the Registrant’s Class A Common Stock previously granted to him under the Registrant’s 2004 Stock Incentive Plan for a period of six months following February 29, 2008.  Mr. Lacourciere’s unvested stock options and unvested shares of restricted stock previously granted to him under the 2004 Stock Incentive Plan, and all unexercised stock options previously granted to him under the Registrant’s 1996 Stock Option Plan were cancelled as of February 29, 2008 in accordance with the terms of such plans and the award agreements. Pursuant to the terms of the Management Stock Purchase Plan, Mr. Lacourciere’s unvested RSUs were cancelled as of February 29, 2008 and he will receive a cash payment equal to the number of such unvested RSUs multiplied by the lesser of (a) 67% of the fair market value of the Registrant’s Class A Common Stock on the date the RSU was awarded plus simple interest per annum on such amount at the one-year U.S. Treasury Bill rate in effect on the award date and each anniversary thereof, or (b) the fair market value of the Registrant’s Class A Common Stock on February 29, 2008.  As a result of the American Jobs Creation Act of 2004, because Mr. Lacourciere is an officer of the Registrant, the cash payment for his unvested RSU’s cannot be made until at least six months after his resignation date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATTS WATER TECHNOLOGIES, INC.
Date: March 4, 2008	By:	/s/ William C. McCartney William C. McCartney Chief Financial Officer